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                                                                EXHIBIT 4.7


                 AMENDED AND RESTATED LENDER SECURITY AGREEMENT

         AMENDED AND RESTATED LENDER SECURITY AGREEMENT (this "Agreement"), dated as of August 11, 1995, among ZALE DELAWARE, INC., a Delaware corporation ("Zale Delaware"), ZALE CORPORATION, a Delaware corporation ("Zale" and together with Zale Delaware, the "Companies"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as collateral agent (hereinafter, in such capacity and for the benefit of the parties listed below, the "Secured Party") for the benefit of (a) itself and other lending institutions (hereinafter, collectively, the "Lenders") which are or may become parties to a Revolving Credit Agreement dated as of August 11, 1995 (as amended, modified, restated or supplemented and in effect from time to time, the "Credit Agreement"), among the Companies, the Lenders, and The First National Bank of Boston, as agent for itself and the Lenders (in such capacity, the "Agent" and together with the Lenders, collectively, the "Creditors") and (b) the Agent.

         WHEREAS, in connection with the Prior Credit Agreement (as defined in the Credit Agreement), the Companies, certain of their affiliates, and The First National Bank of Boston, as agent for itself and the other lenders under the Prior Credit Agreement (in such capacity, the "Prior Secured Party"), previously executed and delivered a certain Lender Security Agreement dated as of July 30, 1993 (the "Prior Lender Security Agreement") pursuant to which the Companies and such affiliates granted to the Prior Secured Party a security interest in certain collateral;

         WHEREAS, it is a condition precedent to the Lenders' making any loans or otherwise extending credit to the Companies under the Credit Agreement that each of the Companies agree to amend and restate the Prior Lender Security Agreement pursuant to an amended and restated security agreement in substantially the form hereof relating to Lender Collateral (as defined herein);

         WHEREAS, each of the Companies wishes to grant security interests in the Lender Collateral in favor of the Secured Party, as herein provided, it being intended that the Trustee (as defined in the Credit Agreement) and the holders of the Debentures (as defined in the Credit Agreement) shall have no interest in the Lender Collateral and that the Collateral Agency Agreement (as defined in the Credit Agreement) shall have no application to the Lender Collateral;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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         1.      Definitions. All capitalized terms used herein without
definitions shall have the respective meanings provided therefor in the Credit Agreement. All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts and used herein shall have the same definitions herein as specified therein. The following terms shall have the meanings set forth in this $1 or elsewhere referred to below:

         Debenture Termination Date. The date upon which the Debenture Debt shall have been paid in full in cash.

         Excluded Collateral. (a) Retail store leases, (b) inventory held by either of the Companies on consignment from trade vendors or any proceeds thereof up to the cost thereof to either of the Companies, (c) following the Debenture Termination Date, the Subordinated Notes and the Trust Certificates or any other equity interest in ZFT or any other Receivables Securitization Subsidiary, (d) warrants and Zale stock acquired as permitted by Sections 9.3(q) and (t) of the Credit Agreement, and (e) any chattel paper and general intangibles which are now or hereafter held by either of the Companies as licensee, lessee or otherwise, to the extent that (i) such chattel paper and general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that Excluded Collateral shall not include,
(A) any and all proceeds of such chattel paper and general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any such licensor, lessor or other applicable party consent with respect to any such otherwise excluded chattel paper or general intangibles being obtained, thereafter such chattel paper or general intangibles as well as any and all proceeds thereof.

         Joint Collateral. As defined in the Collateral Agency Agreement.

         Lender Collateral. The following properties, assets and rights of each of the Companies, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (a) at all times prior to the Debenture Termination Date, (i) all accounts; (ii) the Trust Certificates and all of Zale Delaware's interest in ZFT or any other Receivables Securitization Subsidiary; (iii) the Subordinated Notes; (iv) cash, negotiable instruments, documents of title, deposit accounts, securities or other cash equivalents which would constitute "cash collateral" under Section 363(a) of the federal Bankruptcy Code in the case of a perfected and unavoidable security interest therein; and (v) any proceeds of Joint Collateral which constitute any of the foregoing categories of Lender Collateral; and (b) from and after the Debenture Termination Date, (i) all inventory, (ii) all accounts, (iii) all Indebtedness of the Designated Subsidiaries to either of the Companies and any and
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all instruments, chattel paper, documents, notes or contract rights evidencing or constituting any such Indebtedness of the Designated Subsidiaries to either of the Companies and (iv) any proceeds of the foregoing. Notwithstanding anything to the contrary herein contained, Lender Collateral shall not include, and the Secured Party shall have no lien on or security interest in, the Securitization Subsidiary Receivables or the Excluded Collateral.

         Prior Lender Security Agreement. As defined in the preamble hereto.

         Prior Secured Party. As defined in the preamble hereto.

         Receivables Securitization Subsidiary. Any Subsidiary of Zale, the principal purpose of which is to provide funds for working capital or other general corporate purposes to Zale Delaware and its Subsidiaries through the transfer of accounts or receivables created by Zale or Zale Delaware or their respective Subsidiaries (or of instruments received in consideration of accounts receivable transferred pursuant to the Receivables Securitization Facility Documents).

         Securitization Subsidiary Receivables. Any Receivables (as defined in the Receivables Securitization Facility Documents, as the same may be amended in compliance with Section 9.11 of the Credit Agreement), all monies due or to become due thereon, all collateral security therefor, all proceeds of the foregoing including Insurance Proceeds (as defined in the Receivables Securitization Facility Documents, as the same may be amended in compliance with Section 9.11 of the Credit Agreement) relating thereto, all Recoveries (as defined in the Receivables Securitization Facility Documents, as the same may be amended in compliance with Section 9.11 of the Credit Agreement) and all other interests, rights and assets that have been transferred by either of the Companies or any corporate predecessors thereof or successors thereto to any Receivables Securitization Subsidiary pursuant to the Receivables Securitization Facility Documents (as the same may be amended in compliance with Section 9.11 of the Credit Agreement); provided, however, that Securitization Subsidiary Receivables shall not include (a) any accounts transferred to any such Receivables Securitization Subsidiary after the occurrence of any Receivables Release Termination Date, (b) the Trust Certificates or Zale Delaware's interest in ZFT or any other Receivables Securitization Subsidiary, (c) the Subordinated Notes or (d) either of the Companies' rights under the Receivables Securitization Facility Documents (as the same may be amended in compliance with Section 9.11 of the Credit Agreement); and provided, further, that nothing contained herein or in the Credit Agreement shall be deemed to constitute a release of or in any way negate the security interest of the Secured Party, for the benefit of the Lenders, in any accounts, or in any proceeds or products thereof, transferred to any Receivables Securitization Subsidiary following any Receivables Release Termination Date.

         Subordinated Notes. As defined in the Receivables Purchase Agreement (as the same may be amended in compliance with Section 9.11 of the Credit Agreement) or its
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substitute or equivalent pursuant to any other Receivables Securitization
Facility Documents (as the same may be amended in compliance with Section 9.11 of the Credit Agreement).

         2.      Grant of Security Interest.

                          (a) Each of the Companies hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Secured Party, the Lender Collateral.

                          (b) Pursuant to the terms hereof, each of the Companies has endorsed, assigned and delivered to the Secured Party all negotiable or non-negotiable instruments (including certificated securities) and chattel paper pledged by it under Section 2(a) hereof, together with instruments of transfer or assignment duly executed in blank as the Secured Party may have specified. In the event that either of the Companies shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments (including certificated securities) or chattel paper to be pledged by it under
         Section 2(a) hereof, such Company shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. To the extent that any securities are uncertificated, appropriate book-entry transfers reflecting the pledge of such securities created hereby have been or, in the case of uncertificated securities hereafter acquired by either of the Companies, will at the time of such acquisition be, duly made for the account of the Secured Party or one or more nominees of the Secured Party with the issuer of such securities or other appropriate book-entry facility or financial intermediary, with the Secured Party having at all times the right to obtain definitive certificates (in the Secured Party's name or in the name of one or more nominees of the Secured Party) where the issuer customarily or otherwise issues certificates, all to be held as Lender Collateral hereunder. Each of the Companies hereby acknowledges that the Secured Party may, in its discretion, appoint one or more financial institutions to act as the Secured Party's agent in holding in custodial account instruments or other financial assets in which the Secured Party is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short term obligations.
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         3.      Status of Certain Lender Collateral.

                          (a) Notwithstanding the Companies' grant to the Secured Party of a security interest in accounts hereunder, the Secured Party hereby agrees, subject to the limitation set forth in the immediately following provisos hereinbelow, that it shall have no right, title or interest in or to any Securitization Subsidiary Receivables which, prior to the occurrence of any Receivables Release Termination Date, have been transferred to ZFT or any other Receivables Securitization Subsidiary; provided, however, that nothing contained herein shall be deemed to constitute a release of or in any way negate the security interest of the Secured Party, for the benefit of the Creditors, in (i) prior to the Debenture Termination Date, Zale Delaware's rights under the Subordinated Notes or the Trust Certificates or Zale Delaware's interest in ZFT or any other Receivables Securitization Subsidiary, and any other rights which the Companies may have under the Receivables Securitization Facility Documents and (ii) any accounts, or in any proceeds or products thereof, transferred to ZFT or any Receivables Securitization Subsidiary following the occurrence of any Receivables Release Termination Date; and provided, further, that the Secured Party's security interest shall extend to, and the term Lender Collateral shall include, all accounts of the Companies, whether now existing or hereafter acquired, which shall not have become Securitization Subsidiary Receivables or which shall have been repurchased by, reassigned to, reconveyed to or reacquired by either Company, except pursuant to Section 2.09 of the Receivables Purchase Agreement (as the same may be from time to time amended in compliance with Section 9.11 of the Credit Agreement). The foregoing shall in no way limit the Secured Party's rights to, and the Secured Party shall have a security interest in, all proceeds from the sale of Securitization Subsidiary Receivables to ZFT or any other Receivables Securitization Subsidiary to which Zale Delaware is entitled under the Receivables Securitization Facility Documents; provided, however, that following the Debenture Termination Date, nothing herein shall be construed as granting the Secured Party a security interest in the Subordinated Notes or the Trust Certificates or any other equity interest of the Borrowers, or either of them, in ZFT or any other Receivables Securitization Subsidiary.

                          (b) The Secured Party acknowledges that (a) prior to its enforcement of its rights hereunder, ZFT and the Receivables Purchase Agent shall have no obligation to the Lenders or the Agent except as set forth in the Receivables Purchase Payment Instructions, and (b) so long as ZFT and the Receivables Purchase Agent are complying with the provisions of the Receivables Purchase Payment Instructions and the Receivables Securitization Facility Documents, Zale Delaware shall have no cause of action against ZFT or the Receivables Purchase Agent. Further, the Agent shall only exercise its remedies with respect to Zale Delaware's and Zale's rights under the
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         Receivables Securitization Facility Documents in accordance with the provisions of the Security Documents.

                          (c) Notwithstanding the foregoing, the Lenders and the Agent are aware that any security interest granted by the Security Documents in the Local Depository Accounts, the Corporate Depository Accounts and the Store Concentration Accounts may not, to the extent that such amounts represent Securitization Subsidiary Receivables, be perfected first priority security interests.

         4. Status of Lender Collateral, etc. None of the Lender Collateral constitutes, or is the proceeds of, "farm products" as defined in
Section 9-109(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts. None of the account debtors in respect of any accounts arising from the sale of Eligible Inventory and none of the obligers in respect of any instruments included in the Lender Collateral which have been received by the Companies as a result of the sale of Eligible Inventory is a governmental authority subject to the Federal Assignment of Claims Act (unless there has been compliance with such Act to give the Secured Party a perfected lien therein).

         5. Continuous Perfection. Each of the Companies' respective place of business or, if more than one, chief executive office is indicated on the Perfection Certificates delivered by each of the Companies to the Secured Party herewith (the "Perfection Certificates"). Neither of the Companies will change the same, or its name, identity or corporate structure in any manner, without providing at least thirty (30) days' prior written notice to the Secured Party. Except for Lender Collateral having a value in the aggregate not in excess of $500,000, the Lender Collateral, to the extent not delivered to the Secured Party pursuant to Section 2(b), will be kept at those locations listed on the Perfection Certificates and neither of the Companies will remove the Lender
Collateral from such locations, without providing at least thirty (30)    days'
prior written notice to the Secured Party.

         6. No Liens. Except for the security interest herein granted and liens permitted under the Credit Agreement, the Companies shall be the owners of the Lender Collateral free from any other lien, security interest or other encumbrance, and the Companies shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party or any of the Creditors. Neither of the Companies shall pledge, mortgage or create, or suffer to exist a security interest in the Lender Collateral in favor of any person other than the Secured Party except as expressly permitted by the Credit Agreement.

         7. No Transfers. Neither of the Companies will sell or offer to sell or otherwise transfer the Lender Collateral or any interest therein except for sales permitted by Section 9.5 of the Credit Agreement.
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         8.      Insurance.

                          (a) Each of the Companies will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts and with such commercially reasonable deductibles that neither Company will be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party. In addition, all such insurance shall be payable to the Secured Party as loss payee under a "standard" or "New York" loss payee clause. Without limiting the foregoing, each of the Companies will (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake overages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property (except inventory, which shall be in an amount equal to 100% of the cost of such inventory), (ii) maintain all such workers' compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Company; and product liability insurance.

                          (b) The proceeds of any casualty insurance in respect of any casualty loss of any property of the Companies shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $5,000,000, be disbursed directly to either of the Companies for direct application by such Company solely to the repair or replacement of such Company's property so damaged or destroyed and (ii) in all other circumstances, at the election of the Companies, either (A) be applied to the outstanding Obligations (in which case, the Total Commitment shall be reduced by the amount of such proceeds), or (B) be held by the Secured Party as cash collateral for the Obligations and disbursed from time to time upon such terms and conditions as the Secured Party and the Companies may agree upon; provided, however, that if an Event of Default shall have occurred and be continuing, such proceeds shall be held by the Secured Party as cash collateral for the Obligations.

                          (c) All policies of insurance shall provide for at least thirty (30) days' prior written notice of cancellation or amendment to the Secured Party. In the
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                                      -8-

         event of failure by either of the Companies to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to such Company. Each of the Companies shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         9.      [INTENTIONALLY OMITTED]

     10.     Lender Collateral Protection Expenses: Preservation of Lender
                                  Collateral.

                          (a) In its discretion, following the occurrence of any Event of Default, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Lender Collateral, make repairs thereto reasonably deemed necessary or appropriate by the Secured Party and pay any necessary filing fees. Each of the Companies agrees to reimburse the Secured Party on demand for any and all reasonable expenditures so made. The Secured Party shall have no obligation to such Company to make any such expenditures, nor shall the making thereof relieve such Company of any default.

                          (b)     Anything herein to the contrary
         notwithstanding, each of the Companies shall remain liable under each contract or agreement comprised in the Lender Collateral to be observed or performed by such Company thereunder. Neither the Secured Party nor any of the Creditors shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party or any of the Creditors of any payment relating to any of the Lender Collateral, nor shall the Secured Party or any of the Creditors be obligated in any manner to perform any of the obligations of either of the Companies under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party or any of the Creditors in respect of the Lender Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party or any of the Creditors may be entitled at any time or times. The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Lender Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the Commonwealth of Massachusetts or otherwise, shall be to deal with such Lender Collateral in the same manner as the Secured Party deals with similar property for its own account.

         11. Securities: Settlement: Deposits. Following the occurrence of any Event of Default, the Secured Party may at any time, at its option, transfer to itself or
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                                      -9-

any nominee any securities constituting Lender Collateral, receive any income thereon and hold such income as additional Lender Collateral or apply it to the Obligations. At all times prior to the occurrence of an Event of Default, the Companies shall be entitled to receive any such income. When any Obligations are due and after an occurrence of an Event of Default, the Secured Party may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Lender Collateral. Regardless of the adequacy of Lender Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party or any of the Creditors to either of the Companies may at any time be applied to or set off against any of the Obligations.

         12.     Notification to Account Debtors and Other Obligers.

                          (a) If an Event of Default shall have occurred and be continuing, each of the Companies shall, at the request of the Secured Party, notify account debtors on accounts, chattel paper and general intangibles of such Company and obligers on instruments for which such Company is an obligee of the security interest of the Secured Party in any such account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Secured Party, to the FNBB Concentration Accounts or to any financial institution designated by the Secured Party as the Secured Party's agent therefor, and the Secured Party may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon either of the Companies, so notify account debtors and obligers. After the making of such a request or the giving of any such notification, each of the Companies shall hold any proceeds from collection of accounts, chattel paper, general intangibles and instruments received by such Company as trustee for the Secured Party, without commingling the same with other funds of such Company and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Secured Party to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

                          (b) Anything to the contrary contained herein notwithstanding, the Secured Party shall not, so long as the Receivables Securitization Facility Documents are in effect, notify any account debtors on Securitization Subsidiary Receivables of its security interest in any account with such account debtor or direct that payment thereof is to be made directly to the Secured Party, and nothing contained in this Section 12 shall be deemed to alter the provisions of Section 2.08 of the Receivables Purchase Agreement with respect to Securitization Subsidiary Receivables and Non-Purchased Receivables (as defined in the Receivables Purchase Agreement). If the Secured Party obtains any proceeds of collection from Securitization Subsidiary Receivables, the Secured Party shall hold such proceeds as trustee for the Receivables Securitization Subsidiary, and shall promptly turn the same over to the Receivables Securitization Subsidiary in the identical form received, together with any necessary endorsements or assignments on a non-recourse basis.

         13. Further Assurances. Each of the Companies, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Secured Party may reasonably require more completely to vest in and assure to the Secured Party its rights hereunder or in any of the Lender Collateral, including, without limitation,
(a) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (b) obtaining governmental and other third party consents and approvals and (c) taking all actions required by Sections 8-313 and 8321 of the Uniform Commercial Code, as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

         14.     Power of Attorney.

                          (a) Each of the Companies hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Company or in the Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Company, without notice to or assent by such Company, to do the following:

                                        (i)     upon the occurrence and during
                          the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Lender Collateral in such manner as is consistent with the Uniform Commercial Code of the Commonwealth of Massachusetts and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do at the Companies' expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Lender Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Company might do, including, without limitation, the execution, delivery and recording, in connection with any sale or other disposition of any Lender Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Lender Collateral-,
                                                                             and

                                        (ii)    to file such financing
                          statements with respect hereto, with or without such Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in such Company's name such financing statements and amendments thereto, and continuation statements which may require such Company's signature.

                          (b) To the extent permitted by law, each of the Companies hereby ratifiers all that said attorneys shall lawfully do or cause to be done by virtue hereof, except for the Secured Party's or such attorney's own gross negligence or willful misconduct or any breach by it of this Agreement. This power of attorney is a power coupled with an interest and shall be irrevocable.

                          (c) The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party and each of the Creditors in the Lender Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to either of the Companies for any act or failure to act, except for the Secured Party's own gross negligence or willful misconduct or solely as a result of the Secured Party's breach of this Agreement.

         15. Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party may, without notice to or demand upon either of the Companies, declare this Agreement to be in default, and the Secured Party shall, subject to its agreements contained in Section 12(b) hereof, thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Lender Collateral, and for that purpose the Secured Party may, so far as either of the Companies can give authority therefor, enter upon any premises on which the Lender Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require either of the Companies to assemble all or any part of the Lender Collateral at such location or locations within the state(s) or territory(ies) of such Company's principal office(s) or at such other locations as the Secured Party may designate. Unless the Lender Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to each of the Companies at least ten (10) Business Days' prior written notice of the time and place of any public sale of Lender Collateral or of the time after which any private sale or any other intended disposition is to be made. Each of the Companies hereby acknowledges that ten (IO) Business Days' prior written notice of such sale or sales shall be reasonable notice. In addition, each of the Companies waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Lender Collateral and to exercise its rights with respect thereto.

         16. No Waiver, etc. Each of the Companies waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Lender Collateral received or delivered or other action taken in reliance hereon. With respect to both the Obligations and the Lender Collateral, each of the Companies assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Lender Collateral, to any failure to perfect any security interest, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Lender Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 10(b). The Secured Party shall not be deemed to have waived any of its rights upon or under the Obligations or the Lender Collateral unless such waiver shall be in writing and signed by the Secured Party with the written consent of the Agent and the Majority Lenders. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Lender Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

         17. Marshalling. None of the Secured Party or the Creditors shall be required to marshal any present or future collateral security (including but not limited to this Agreement and the Lender Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Secured Party hereunder and of the Secured Party or any of the Creditors in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each of the Companies hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of the Companies hereby irrevocably waives the benefits of all such laws.

         18. Proceeds of Dispositions, Expenses. The Companies shall pay to the Secured Party on demand any and all reasonable expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party's rights under or in respect of any of the Obligations or any of the Lender Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Lender Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Credit Agreement, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Section 9-504(l)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts, any excess shall be returned to the Companies, and the Companies shall remain liable for any deficiency in the payment of the Obligations.

         19. Overdue Amounts. Until paid, all amounts due and payable by either of the Companies hereunder shall be a debt secured by the Lender Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue amounts set forth in Section 5.11 of the Credit Agreement.

         20. Secured Party. Each of the parties hereto acknowledges and agrees that the Secured Party is acting in its capacity as collateral agent and secured party for the benefit solely of the Creditors. Nothing contained herein or in any other document, instrument or agreement shall be deemed to indicate that the Secured Party is acting as collateral agent or secured party for any other Person, including, without limitation, the Trustee and the holders of the Debentures, or to extend the grant of the security interest in the Lender Collateral to or for the benefit of the Trustee, the holders of the Debentures or any other Person (other than the Creditors). Nothing contained herein or in the Joint Collateral Security Agreement shall be deemed to extend to or create in the Secured Party, in its capacity as Secured Party hereunder, any obligations or duties under the Joint Collateral Security Agreement or with respect to the Joint Collateral.

         21. Governing Law: Consent to Jurisdiction. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. Each of the Companies agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court. Each of the Companies hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         22. Waiver of Jury Trial. EACH OF THE COMPANIES WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each of the Companies waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Companies (a) certifies that neither the Secured Party nor any of the Creditors nor any representative, agent or attorney of the Secured Party or any of the Creditors has represented, expressly or otherwise, that the Secured Party or any of the Creditors would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Secured Party or any of the Creditors is a party, the Secured Party and each of the Creditors are relying upon, among other things, the waivers and certifications contained in this Section 22.

         23. Prior Agreement Superseded. This Agreement shall, on and as of the date hereof, amend and restate in its entirety the Prior Lender Security Agreement. From and after the date hereof, the rights and obligations of the parties under the Prior Lender Security Agreement shall be subsumed within and governed by this Agreement.

         24. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each of the Companies and its respective successors and assigns, and shall inure to the benefit of the Secured Party, each of the Creditors and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each of the Companies acknowledges receipt of a copy of this Agreement. All obligations of the Companies hereunder shall be joint and several.

         IN WITNESS WHEREOF, intending to be legally bound. each of the Companies has caused this Agreement to be duly executed as of the date first above written.

                         ZALE DELAWARE, INC.

                         By:      /s/ MERRILL WERTHEIMER
                         Name:    Merrill Wertheimer
                         Title:   Executive Vice President - Finance
                                  and Administration

                         By:      /s/ THOMAS E. WHIDDON
                         Name:    Thomas E. Whiddon
                         Title:   Senior Vice President and Treasurer
                         Address:         901 W. Walnut Hill Ln.
                                          Irving, TX 75038- 1003

                         ZALE CORPORATION

                         By:      /s/ MERRILL WERTHEIMER
                         Name:    Merrill Wertheimer
                         Title:   Executive Vice President - Finance
                                  and Administration

                         By:      /s/ THOMAS E. WHIDDON
                         Name:    Thomas E. Whiddon
                         Title:   Senior Vice President and Treasurer
                         Address:         901 W. Walnut Hill Ln.
                                          Irving, TX 75038-1003

Accepted:

THE FIRST NATIONAL BANK OF BOSTON,
in its capacity as Secured Party

By:
Name:
Title:

Agreed to solely for the purpose of consenting and agreeing to the provisions of Section 23 hereof:

ZALE PUERTO RICO, INC.

By:      /s/ THOMAS E. WHIDDON
Name:    Thomas E. Whiddon
Title:   Senior Vice President and Treasurer

DOBBINS JEWELERS, INC.

By:      /s/ THOMAS E. WHIDDON
Name:    Thomas E. Whiddon
Title:   Senior Vice President and Treasurer

JEWELERS FINANCIAL SERVICES, INC.

By:      /s/ THOMAS E. WHIDDON
Name:    Thomas E. Whiddon
Title:   Senior Vice President and Treasurer

                         CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF TEXAS       )
                                     ) ss
COUNTY OF DALLAS                     )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 11th day of August, 1995, personally appeared Merrill Wertheimer and Thomas E. Whiddon to me known personally, and who, being by me duly sworn, deposes and says that they are the Executive Vice President - Finance and Administration and the Senior Vice President and Treasurer, respectively, of Zale Delaware, Inc., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Merrill Wertheimer and Thomas E. Whiddon each acknowledged said instrument to be the free act and deed of said corporation.



                                             /s/ CORINNE NEFF
                                             ---------------------------------
                                             Notary Public
                                             My Commission Expires: 2-25-99

                         CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF TEXAS       )
                                     ) ss
COUNTY OF DALLAS                     )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this day of August, 1995, personally appeared Merrill Wertheimer and Thomas E. Whiddon to me known personally, and who, being by me duly sworn, deposes and says that they are the Executive Vice President - Finance and Administration and the Senior Vice President and Treasurer, respectively, of Zale Corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Merrill Wertheimer and Thomas E. Whiddon each acknowledged said instrument to be the free act and deed of said corporation.


                                             /s/ CORINNE NEFF
                                             ---------------------------------
                                             Notary Public
                                             My Commission Expires: 2-25-99